Exhibit 99.56

Interim Preliminary Work Papers Relating to Allocation of Consideration

Delivered by the Independent Valuer

to the Supervisor on October 5, 2011

The following are interim preliminary work papers with respect to allocations of consideration submitted by the independent valuer to the supervisor for its review and verification and were not intended to, and did not, reflect the final work product or advice or conclusions of the independent valuer.

The tables that follow also include a summary of projections that were utilized by the independent valuer in calculating the exchange values reflected in these preliminary work papers. The projections included in these interim preliminary work papers were not final and were being prepared solely for the purpose of determining the relative values among the subject LLCs, the private entities and the management companies and to establish exchange values to facilitate the consolidation and should not be relied upon for any other purpose, including without limitation, as an indicator of future performance of the company, the properties, the subject LLCs or the private entities. The final projections used in preparing the exchange values are included as Appendix C-1 to the prospectus/consent solicitation. The projections should not be relied upon in determining the market value or the estimated value of the company after giving effect to the consolidation and the IPO. The actual performance of the properties may be materially different from these projections because of changes in market conditions and many other factors.

Neither the subject LLCs nor the supervisor as a matter of course make public projections as to future performance, earnings or other results beyond the current fiscal year, and the supervisor is especially reluctant to disclose projections for extended periods due to the unpredictability of the underlying assumptions and estimates. The projections with respect to the properties were presented by the independent valuer based on the information provided by management of the supervisor and analysis performed by the independent valuer and reviewed and approved by management of the supervisor.

These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this prospectus/consent solicitation are cautioned not to place undue reliance on the prospective financial information. Neither the company’s independent registered public accounting firm nor any other independent accountants have examined, compiled or otherwise applied procedures to the projections presented herein or express an opinion or any other form of assurance on them. The summary of the projection is being included in this prospectus/consent solicitation solely because the projections were used by the independent valuer in calculating the illustrative exchange values using the discounted cash flow method to allocate residual value.

The projections were based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described under “Risk Factors” and “Forward-Looking Statements.” The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the projections. Accordingly, there can be no assurance that the projections will be realized.

Certain of the prospective financial information set forth herein may be considered non-U.S. GAAP financial measures. The independent valuer believed this information could be useful in valuing the properties. Non-U.S. GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-U.S. GAAP financial measures may not be comparable to similarly titled amounts used by other companies.

The inclusion of the summary of the projections in this prospectus/consent solicitation should not be regarded as an indication that any of the company, the subject LLCs or the supervisor or their respective affiliates, advisors or representatives considered the projections to be predictive of actual future events, and the projections should not be relied upon as such. None of the company, the subject LLCs or the supervisor or their respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ from the projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing after the date the projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. None of the company, the supervisor and the subject LLCs intend to make publicly available any update or other revision to the projections. None of the company, the supervisor and the subject LLCs or their respective affiliates, advisors, officers, directors, partners or representatives has made or makes any representation to any participant or other person regarding the company’s or the subject LLCs ultimate performance compared to the information contained in the projections or that forecasted results will be achieved. None of the subject LLCs, the private entities, the management companies or any of their affiliates has made any representation to the company concerning the projections.

Westport Main Street Retail L.L.C. Waterfall

Amount to Allocate for Capital Transaction	$4,923,389

	Class A	GP	Class B
Original Capital	$9,119,000	$92,111	$0
Remaining Capital	9,119,000	92,111	0

Priority 1	805,485	8,136	0
Return of Capital	4,068,670	41,098	0
Remainder	0	0	0

Net to Investors	$4,874,155	$49,234	$0

	Pool Share of Class B (20.0%)		0

	Allocated Pool		$0

Consolidated Equity Value

Property	Legal Entity	Investor Class	Value	Total Value Check
112-122 West 34th Street	112 West 34th Street Company L.L.C.	50% LMH (master partner)	$80,509,294
	112 West 34th Street Company L.L.C.	23% of PLM group not subject to override	$37,034,275
	112 West 34th Street Company L.L.C.	27% of PLM group subject to override	$22,277,509
	112 West 34th Street Company L.L.C.	Wien - Override	$19,627,323
	112 West 34th Street Company L.L.C.	Override	$1,570,186
	112 West 34th Street Company L.L.C.	Malkin Holdings LLC - Override	$8,325,807
	112 West 34th Street Associates L.L.C.	112 West 34th Street Associates L.L.C.	$90,725,582
	112 West 34th Street Associates L.L.C.	Malkin Holdings LLC - Override	$9,580,620	$269,650,597	6.0%

1333 Broadway	1333 Broadway Associates L.L.C.	Participants	$125,421,763	$125,421,763	2.8%

1350 Broadway	1350 Broadway Associates L.L.C.	Peter L. Malkin Group	$70,855,484
	1350 Broadway Associates L.L.C.	Malkin Holdings LLC - Override	$17,665,609
	1350 Broadway Associates L.L.C.	David M. Baldwin Group	$88,521,092	$177,042,184	3.9%

1400 Broadway	1400 Broadway Associates L.L.C.	Anthony E. Malkin	$59,654,650
	1400 Broadway Associates L.L.C.	Peter L. Malkin	$125,378,211
	1400 Broadway Associates L.L.C.	LMH 1400 LLC	$62,689,106
	1400 Broadway Associates L.L.C.	Malkin Holdings LLC - Override	$13,095,075
	1400 Broadway Associates L.L.C.	Peter L. Malkin Family 5 LLC - Override	$1,517,228
	1400 Broadway Associates L.L.C.	Override	$1,517,228	$263,851,497	5.8%

501 Seventh Avenue	Seventh & 37th Building Associates L.L.C.	Participants	$42,420,875
	Seventh & 37th Building Associates L.L.C.	Malkin Holdings LLC - Override	$3,923,585
	501 Seventh Avenue Associates L.L.C.	Participants	$74,179,596
	501 Seventh Avenue Associates L.L.C.	Malkin Holdings LLC - Override	$8,133,733	$128,657,789	2.8%

1359 Broadway	Marlboro Building Associates L.L.C.	Participants	$125,108,806
	Marlboro Building Associates L.L.C.	Malkin Holdings LLC - Override	$8,740,204	$133,849,010	3.0%

One Grand Central Place	60 East 42nd St. Associates L.L.C.	Participants	$266,646,519
	60 East 42nd St. Associates L.L.C.	Malkin Holdings LLC - Override	$29,518,502
	Lincoln Building Associates L.L.C.	Participants	$288,514,720
	Lincoln Building Associates L.L.C.	Malkin Holdings LLC - Override	$32,012,747	$616,692,489	13.6%

Empire State Building, 350 Fifth Ave	Empire State Building Co L.L.C.	Master Partners	$821,134,012
	Empire State Building Co L.L.C.	PLM 4-2-71 JV, 10% Investors	$81,217,280
	Empire State Building Co L.L.C.	PLM 4-2-71 JV, 10% Override	$26,472,427
	Empire State Building Co L.L.C.	PLM 4-2-71 JV, 5% Investors	$40,608,640
	Empire State Building Co L.L.C.	PLM 4-2-71 JV, 5% Override	$13,236,213
	Empire State Building Co L.L.C.	1273 Realty Company Investors	$45,817,043
	Empire State Building Co L.L.C.	1273 Realty Company - Override	$48,411,450
	Empire State Building Associates L.L.C.	Participants	$1,147,680,334
	Empire State Building Associates L.L.C.	Malkin Holdings LLC - Override	$116,359,480	$2,340,936,878	51.8%

250 West 57th Street	250 West 57th Street Associates L.L.C.	Participants	$130,047,051
	250 West 57th Street Associates L.L.C.	Malkin Holdings LLC - Override	$9,803,026
	Fisk Building Associates L.L.C.	Participants - 45% Group	$30,109,122
	Fisk Building Associates L.L.C.	Participants - 55% Group	$73,421,134
	Fisk Building Associates L.L.C.	Override	$13,554,561
	Fisk Building Associates L.L.C.	Malkin Family - Override	$13,554,561
	Fisk Building Associates L.L.C.	Malkin Holdings LLC - Override	$17,675,033	$288,164,489	6.4%

10 Bank Street	1185 Gotham L.L.C.	GP	$180,592
	1185 Gotham L.L.C.	Class 2 LP	$0
	1185 Gotham L.L.C.	Class 1 LPs	$8,877,855	$9,058,447	0.2%

500 Mamaroneck Ave	Malkin 500 Mamaroneck Avenue L.P.	Class A LPs	$6,371,300
	Malkin 500 Mamaroneck Avenue L.P.	Class B LP	$0
	Malkin 500 Mamaroneck Avenue L.P.	GP	$64,357
	Viviane Paris, LLC	Viviane Paris, LLC	$2,021,136
	Viviane Paris, LLC	Class B LP	$124,083	$8,580,875	0.2%

383 Main Ave	Fairfield Merritview SPE L.L.C.	GP	$65,064
	Fairfield Merritview SPE L.L.C.	Class B LP	$2,891,742
	Fairfield Merritview SPE L.L.C.	Class A LPs	$3,549,614
	Fairfield Merritview SPE L.L.C.	Malkin Holdings LLC - Override	$722,936	$7,229,356	0.2%

100, 200 & 300 First Stamford Place	First Stamford Place SPE L.L.C.	Class A & A2	$942,920
	First Stamford Place SPE L.L.C.	GP	$19,049
	First Stamford Place SPE L.L.C.	Class B	$942,920
	Fairfax First Stamford SPE L.L.C.	Fairfax First Stamford SPE L.L.C.	$1,611,551
	Fairfax First Stamford SPE L.L.C.	Malkin Holdings LLC - Override	$179,061
	Merrifield First Stamford SPE L.L.C.	Merrifield First Stamford SPE L.L.C. - 55% Members	$886,353
	Merrifield First Stamford SPE L.L.C.	Merrifield First Stamford SPE L.L.C. - 45% Members	$362,599
	Merrifield First Stamford SPE L.L.C.	PLM - Override	$179,061
	Merrifield First Stamford SPE L.L.C.	PLMalkin Family 9 LLC - Override	$181,299
	Merrifield First Stamford SPE L.L.C.	Override	$181,299	$5,486,113	0.1%

10 Union Square	New York Union Square Retail L.P.	GP	$230,926
	New York Union Square Retail L.P.	Class B LP	$11,430,813
	New York Union Square Retail L.P.	Class A LPs	$11,430,813	$23,092,552	0.5%

Metro Center	One Station Place, Limited Partnership	GP	$379,701
	One Station Place, Limited Partnership	Class A LP	$3,417,305
	One Station Place, Limited Partnership	Class B LP	$34,173,054	$37,970,060	0.8%

103-107 Main Street	Westport Main Street Retail L.L.C.	Manager	$49,234
	Westport Main Street Retail L.L.C.	Class B Members	$0
	Westport Main Street Retail L.L.C.	Class A Members	$4,874,155	$4,923,389	0.1%

66-99 Main Street	Malkin Co-Investor Capital L.P.	GP	$49,570
	Malkin Co-Investor Capital L.P.	Class B LPs	$0
	Malkin Co-Investor Capital L.P.	Class A LPs	$4,907,382
	Peter L. Malkin	Peter L. Malkin	$2,263,317
	New Soundview Plazza Associates, Limited Partnership	LP	$2,150,150	$9,370,419	0.2%

77 West 55th Street	Malkin East West Retail Portfolio L.P.	GP	$155,772
	Malkin East West Retail Portfolio L.P.	Class B LP	$7,710,727
	Malkin East West Retail Portfolio L.P.	Class A LPs	$7,710,727	$15,577,227	0.3%

170 East 8th Street	1185 Gotham L.L.C.	GP	$158,453
	1185 Gotham L.L.C.	Class 2 LP	$0
	1185 Gotham L.L.C.	Class 1 LPs	$7,789,502	$7,947,955	0.2%

B.B.S.F., L.L.C.	Allocations to Investors Pending	Allocations to Investors Pending	$14,600,000

Malkin Holdings, LLC (Ex Overrides)			$16,558,133	$16,558,133	0.4%
Malkin Properties			$6,943,061	$6,943,061	0.2%
Malkin Construction Corp.			$9,087,141	$9,087,141	0.2%

Total Value of Equity Interests			$4,520,691,424	$4,520,691,424	100.0%

Overrides			$275,735,418

Malkin Holdings LLC Equity Waterfall

Property / Entity	Legal Entity	Capital Override ($)	Class A	Class B (1)

112-122 West 34th Street	112 West 34th Street Company L.L.C.	$8,325,807	$7,801,281	$524,526
112-122 West 34th Street	112 West 34th Street Associates L.L.C.	9,580,620	8,977,041	603,579
1350 Broadway	1350 Broadway Associates L.L.C.	17,665,609	16,552,675	1,112,933
1400 Broadway	1400 Broadway Associates L.L.C.	13,095,075	12,270,085	824,990
501 Seventh Avenue	Seventh & 37th Building Associates L.L.C.	3,923,585	3,676,399	247,186
501 Seventh Avenue	501 Seventh Avenue Associates L.L.C.	8,133,733	7,621,308	512,425
1359 Broadway	Marlboro Building Associates L.L.C.	8,740,204	8,189,571	550,633
One Grand Central Place	60 East 42nd St. Associates L.L.C.	29,518,502	28,234,487	1,284,016
One Grand Central Place	Lincoln Building Associates L.L.C.	32,012,747	30,728,731	1,284,016
Empire State Building, 350 Fifth Ave	Empire State Building Associates L.L.C.	116,359,480	115,075,465	1,284,016
250 West 57th Street	250 West 57th Street Associates L.L.C.	9,803,026	9,185,436	617,591
250 West 57th Street	Fisk Building Associates L.L.C.	17,675,033	16,561,506	1,113,527
383 Main Ave	Fairfield Merritview SPE L.L.C.	722,936	677,391	45,545
100, 200 & 300 First Stamford Place	Fairfax First Stamford SPE L.L.C.	179,061	167,780	11,281

	Total Override Value	$275,735,418	$265,719,156	$10,016,262

	Malkin Holdings LLC (Ex-Overrides)	16,558,133	15,514,970	1,043,162

	Total Value of Malkin Holdings LLC		$281,234,126	$11,059,424
	% Ownership in REIT		6.221%	0.245%

	Total Value of Malkin Holdings LLC			$292,293,550
	% Ownership in REIT			6.466%

(1) The lesser of 6.3% of override and CPI adjusted cap of $1,150,000 ($1,284,016 as of September 30, 2011).

		Total REIT Value	$4,520,691,424

100, 200 & 300 First Stamford Place Equity Value

	Fairfax First Stamford SPE L.L.C. (62.36% Co- Tenant)	Merrifield First Stamford SPE L.L.C. (Operating Lessee of 62.36% Co- Tenant)	First Stamford Place SPE L.L.C. (37.64% Co- Tenant)	100, 200 & 300 First Stamford Place Consolidated

Asset Value	$79,820,000	$79,820,000	$96,360,000	$256,000,000
Plus: Excess Cash	0	0	0	0
Less: Supervisory Fees	(79,388)	(79,388)	(355,110)	(513,887)
Less: Debt	(77,950,000)	(77,950,000)	(94,100,000)	(250,000,000)

Amount to Allocate for Capital Transaction	$1,790,612	$1,790,612	$1,904,890	$5,486,113

100, 200 & 300 First Stamford Place Waterfall

Amount to allocate for capital transaction	$5,486,113

	First Stamford Place SPE L.L.C.	Fairfax First Stamford SPE L.L.C. / Merrifield First Stamford SPE L.L.C.	Fairfax First Stamford SPE L.L.C.	Merrifield First Stamford SPE L.L.C.
Allocation	37.64%	62.36%	31.18%	31.18%
	$1,904,890	$3,581,223	$1,790,612	$1,790,612

First Stamford Place SPE L.L.C.:

	Class A	GP	Class B
Original capital	$22,800,000	$230,303	$0
Remaining capital	0	0	0
Return of capital	0	0	0
Priority	0	0	0
Remainder	942,920	19,049	942,920

Total	$942,920	$19,049	$942,920

	Pool Share of Class B (20.0%)		188,584

Fairfax First Stamford SPE L.L.C.:
	$1,790,612
Return of capital	0

Net for override	1,790,612
MH override	179,061

Net to Investors	1,611,551

Merrifield First Stamford SPE L.L.C.:
	$1,790,612

	45%	55%
Allocation	$805,775.3	$984,836.4
Return of capital	0	0

Net	805,775	984,836

10% to MP (PLM)	80,578	98,484
22.5% to PLMalkin Family 9 LLC	181,299	0
22.5% to EWM	181,299	0

Net to Investors	$362,599	$886,353

112 West 34th Street Equity Value

	112 West 34th Street Associates L.L.C. (112-120 Ground Lessee) (122 Fee Owner & Sublessee)	112 West 34th Street Company L.L.C. (Operating Sublessee)	Consolidated
Asset Value	$190,000,000	$170,000,000	$360,000,000
Plus: Excess Cash	0	0	0
Less: Supervisory Fees	(520,797)	(655,606)	(1,176,403)
Less: Debt	(89,173,000)	0	(89,173,000)

Amount to Allocate for Capital Transaction	$100,306,203	$169,344,394	$269,650,597

112 West 34 St. Waterfall

Amount to allocate for capital transaction	$269,650,597

	112 West 34th Street Company L.L.C.	112 West 34th Street Associates L.L.C.
	169,344,394	100,306,203

112 West 34th Street Company L.L.C.	169,344,394
Breakpoint	2,828,258

Net for override	166,516,136
Override to MH	8,325,807

Net to Investors	$161,018,588

	50% LMH (master partner)	23% of PLM group not subject to override	27% of PLM group subject to override
Allocation	80,509,294	37,034,275	43,475,019
Cumulative priority			0
Return of capital			1,080,000
Net for override			42,395,019
Override to Wien			19,627,323
Override			1,570,186

To investors	80,509,294	37,034,275	22,277,509

112 West 34th Street Associates L.L.C.		100,306,203
Return of capital		4,500,000

Net for override		95,806,203
Override to MH		9,580,620

Net to Investors		$90,725,582

*	Does not include 2nd tier override override to MH from 6.3% of investors.

250 West 57th Equity Value

	Fisk Building Associates L.L.C. (Operating Lessee)	250 West 57th St. Associates L.L.C. (Fee Owner)	250 West 57th Consolidated
Asset Value	$150,000,000	$181,000,000	$331,000,000
Plus: Excess Cash	0	0	0
Less: Supervisory Fees	(729,588)	(717,872)	(1,447,460)
Less: Unpaid Cash Override	(956,000)	0	(956,000)
Less: Debt	0	(40,432,051)	(40,432,051)

Amount to Allocate for Capital Transaction	$148,314,412	$139,850,077	$288,164,489

250 West 57th Waterfall

Amount to allocate for capital transaction	$288,164,489

	Fisk Building Associates L.L.C.	250 West 57th Street Associates L.L.C.
	$148,314,412	$139,850,077

Fisk Building Associates L.L.C.:	$148,314,412
MH Override	14,821,441

Net to investors	$133,492,970

	55% Group	45% Group
	$73,421,134	$60,071,837
Unpaid priority		0
Return of capital		3,000,000

Net for override		57,071,837

MH override		2,853,592
Malkin Family		13,554,561
Override		13,554,561

Net to Investors	$73,421,134	$30,109,122

250 West 57th Street Associates L.L.C.:
	$139,850,077
Return of capital	10,800,000

Net for override (VC)	129,050,077
MH override (VC)	9,803,026

Net to Investors	$130,047,051

Fairfield Merritview SPE L.L.C. Equity Value

Asset Value	$39,000,000
Plus: Excess Cash	0
Less: Supervisory Fees	(117,664)
Less: Debt	(31,652,980)

Amount to Allocate for Capital Transaction	$7,229,356

Fairfield Merritview SPE L.L.C. Waterfall

Amount to Allocate for Capital Transaction	$7,229,356

	Class A	GP	Class B	Override
Original Capital	8,800,000	89,000
Remaining Capital	0	0

Return of Capital	0	0
Priority @ 8.0%	0	0	0
Priority @ 12.0%	0	0	0	0
Remainder	3,549,614	65,064	2,891,742	722,936

Net to Investors	$3,549,614	$65,064	$2,891,742	$722,936

	Pool Share of Class B (20.0%)		578,348

	Allocated Pool		$332,550

500 Mamaroneck Avenue L.P. Equity Value

Asset Value	$43,000,000
Plus: Excess Cash	0
Less: Supervisory Fees	(187,479)
Less: Debt	(34,231,646)

Amount to Allocate for Capital Transaction	$8,580,875

500 Mamaroneck Avenue L.P. Waterfall

Amount to Allocate for Capital Transaction	$8,580,875

	500 Mamaroneck Avenue L.P.	Viviane Paris, LLC

Allocation %	75.0%	25.0%
Allocation $	$6,435,657	$2,145,219

500 Mamaroneck Avenue L.P.:

	Class A	GP	Class B
Remaining capital	13,500,000	136,364

Return of capital	6,371,300	64,357	0
Priority	0	0	0
Remainder	0	0	0

Total	$6,371,300	$64,357	$0

Viviane Paris, LLC:

	Viviane Paris, LLC		Class B
Remaining capital	4,388,121		0

Return of capital	2,145,219		0
Priority	0		0
Priority	(744,500)		(496,333)
Remainder	620,417		620,417

Total	2,021,136		124,083

	Pool Share of Class B (20.0%)		24,817

	Allocated Class B Pool		$14,270

501 Seventh Avenue Waterfall

Amount to Allocate for Capital Transaction	$128,657,789

	501 Seventh Avenue Associates L.L.C.	Seventh & 37th Building Associates L.L.C.
	$82,313,329	$46,344,460

501 Seventh Avenue Associates LLC	$82,313,329
Total NPV of Malkin Holdings override	8,133,733

Net to Investors	$74,179,596

Seventh & 37th Building Associates	$46,344,460
Return of capital for VC	(3,600,000)

Net for override	42,744,460
Malkin Holdings override	3,923,585

Net to Investors	$42,420,875

1185 Gotham L.L.C. Equity Value

	Gotham	Bank Street

Asset Value	$28,000,000	$44,000,000
Plus: Excess Cash	0	0
Less: Supervisory Fees	(185,699)	(185,700)
Less: Debt	(19,866,346)	(34,755,853)

Amount to Allocate for Capital Transaction	$7,947,955	$9,058,447

1185 Gotham L.L.C. Waterfall

Gotham Equity Value	$7,947,955
Bank Street Equity Value	9,058,447

Amount to Allocate for Capital Transaction	$17,006,402

	Class 1 LPs	GP	Class 2 LPs
	98.006%	1.994%	0.000%

Remaining capital	$24,882,698	$506,160	$0

Priority	1,118,218	22,747	0
Return of capital	15,549,139	316,298	0
Remainder	0	0	0

Net to Investors	$16,667,357	$339,045	$0

	Pool Share of Class 2 (20.0%)		0

	Allocated Pool		$0

1333 Broadway Associates L.L.C. Equity Value

Asset Value	$178,000,000
Plus: Excess Cash	19,000,348
Less: Supervisory Fees	(378,585)
Less: Debt	(71,200,000)

Amount to Allocate for Capital Transaction	$125,421,763

1350 Broadway Associates L.L.C. Equity Value

Asset Value	$218,000,000
Plus: Excess Cash	0
Less: Other Outstanding Liabilities	(530,481)
Less: Debt	(40,427,335)

Amount to Allocate for Capital Transaction	$177,042,184

1350 Broadway Associates L.L.C. Waterfall

Amount to Allocate for Capital Transaction	$177,042,184

	DMB Group	PLM Group
Allocation to group	$88,521,092	$88,521,092
Return of capital		193,049

Net for override		88,328,043
Malkin Holdings override (20.0%)		17,665,609

Net to Investors	$88,521,092	$70,855,484

Marlboro Building Associates L.L.C. Equity Value

Asset Value	$183,000,000
Plus: Excess Cash	0
Less: Supervisory Fees	(752,901)
Less: Debt	(48,398,090)

Amount to Allocate for Capital Transaction	$133,849,010

Marlboro Building Associates L.L.C. Waterfall

Amount to Allocate for Capital Transaction	$133,849,010

Marlboro Building Associates LLC	133,849,010
Return of capital	3,590,222

Net for Override	130,258,788
MH Override (VC)	8,740,204

Net to Investors	$125,108,806

1400 Broadway Associates L.L.C. Equity Value

Asset Value	$337,000,000
Plus: Excess Cash	0
Less: Supervisory Fees	(1,848,503)
Less: Debt	(71,300,000)

Amount to Allocate for Capital Transaction	$263,851,497

1400 Broadway Associates L.L.C. Waterfall

Amount to allocate for capital transaction		$263,851,497

Split among groups	Total	AEM as agent for 2 groups 25%	PLM as agent 50%	LMH 1400 LLC 25%

Allocation to group	$1,000,000	$175,000	$650,000	$175,000
	300,000	150,000	0	150,000
	650,000	162,500	325,000	162,500

Net subject to override	261,901,497
MH override	13,095,075

Balance allocated to investors	248,806,422	62,201,606	124,403,211	62,201,606

Total to investors		$62,689,106	$125,378,211	$62,689,106

2nd override
20% of AEM 25% group		$12,537,821
Threshold		400,000

Net for 2nd override		12,137,821

PLM Family 5 LLC		1,517,228
Override		1,517,228

Net to investors of 20% group		9,503,366
80% of 25% group		50,151,284

Net to investors		$59,654,650	$125,378,211	$62,689,106

BBSF LLC Equity Value

Asset Value	$14,600,000
Plus: Excess Cash	0
Less: Supervisory Fees	0
Less: Debt	0

Amount to Allocate for Capital Transaction	$14,600,000

B.B.S.F., L.L.C. Waterfall

Amount to Allocate for Capital Transaction	$14,600,000

	ARSA Associates	PLM Family 2000 LLC

Allocation %	47.368%	52.632%
Allocation $	$6,915,786	$7,684,214

ARSA Associates:

	PLM Family 2000 LLC	Anthony E. Malikn
	73.6111%	26.3889%
Remaining capital	$17,249,958	$0

Return of capital	6,915,786	0
Priority	0	0
Remainder	0	0

Total	$6,915,786	$0

Empire State Building Equity Value

	Empire State Land Associates L.L.C. (Fee Owner)	Empire State Building Company L.L.C. (Operating Lessee)	Empire State Building Consolidated
Asset Value	$1,428,000,000	$1,081,000,000	$2,509,000,000
Plus: Excess Cash	0	0	0
Less: Supervisory Fees	(4,960,186)	(4,102,936)	(9,063,122)
Less: Debt	(159,000,000)	0	(159,000,000)

Amount to Allocate for Capital Transaction	$1,264,039,814	$1,076,897,064	$2,340,936,878

Empire State Building Waterfall

Amount to allocate for capital transaction	$2,340,936,878

Split Between ESBC and ESBA	Empire State Building Co L.L.C.	Empire State Building Associates L.L.C.
	$1,076,897,064	$1,264,039,814

	Master Partners (not subject to any override)	PLM Joint Venture dtd 4-2-71	PLM Joint Venture dtd 7-2-71	1273 Realty Company (portion subject to override)	1273 Realty Company (portion not subject to override)
Empire State Building Co L.L.C.
Ownership %	76.25%	10.00%	5.00%	8.3125%	0.4375%
Allocation	821,134,012	107,689,706	53,844,853	89,517,068	4,711,425
Return of capital		1,800,000	900,000	1,496,250
Priority		0	0	0

Subject to override		105,889,706	52,944,853	88,020,818
Override		26,472,427	13,236,213
Override				48,411,450

Net to Investors	$821,134,012	$81,217,280	$40,608,640	$41,105,618	$4,711,425

* does not include 2nd tier and tertiary tier overrides

Empire State Building Associates L.L.C.
		1,264,039,814
Return of Capital		33,000,000

Net for Override		1,231,039,814
MH Override (VC)		116,359,480

Net to Investors		$1,147,680,334

waterfall schedule to investors not included for ESBA as yet

Note: there is a fee mortgage on this property for which the debt service is not paid for by the lessee

East West Manhattan Retail Portfolio SPE L.L.C. Equity Value

Asset Value	$45,000,000
Plus: Excess Cash	0
Less: Supervisory Fees	(190,711)
Less: Debt	(29,232,062)

Amount to Allocate for Capital Transaction	$15,577,227

East West Manhattan Retail Portfolio SPE L.L.C. Waterfall

Amount to Allocate for Capital Transaction	$15,577,227

	Class A	GP	Class B
Original Capital	$9,900,000	$100,000	$0
Remaining Capital	0	0	0
Return of Capital	0	0	0
Priority	0	0	0
Remainder	7,710,727	155,772	7,710,727

Net to Investors	$7,710,727	$155,772	$7,710,727

	Pool Share of Class B (20.0%)		1,542,145

	Allocated Pool		$1,040,948

Westport Retail Co-Investors L.L.C. Equity Value

Asset Value	$19,000,000
Plus: Excess Cash	0
Less: Supervisory Fees	(177,307)
Less: Debt	(9,452,274)

Amount to Allocate for Capital Transaction	$9,370,419

Westport Retail Co-Investors L.L.C. Waterfall

Amount to Allocate for Capital Transaction	$9,370,419

	Malkin Co-Investor Capital L.P.	Peter L. Malkin	New Soundview Plaza Associates, Limited Partnership
Ownership % Split	52.900%	24.154%	22.946%
Ownership $ Split	4,956,952	2,263,317	2,150,150

	Class A	GP	Class B
Malkin Co-Investor Capital L.P.:
Original capital	$13,850,000	$139,899	$0
Remaining capital	13,850,000	139,899	0

Priority 1	2,575,057	26,011	0
Return of capital	2,332,325	23,559	0
Priority 2	0	0	0
Remainder	0	0	0

Net to Investors	$4,907,382	$49,570	$0

	Pool Share of Class B (20.0%)		0

	Allocated Pool		$0

New York Union Square Retail L.P. Equity Value

Asset Value	$45,000,000
Plus: Excess Cash	0
Less: Supervisory Fees	(195,049)
Less: Debt	(21,712,399)

Amount to Allocate for Capital Transaction	$23,092,552

New York Union Square Retail L.P. Waterfall

Amount to Allocate for Capital Transaction	$23,092,552

	Class A	GP	Class B
Original capital	$7,500,000	$75,758	$0
Remaining capital	0	0	0
Return of capital	0	0	0
Priority	0	0	0
Remainder	11,430,813	230,926	11,430,813

Net to Investors	$11,430,813	$230,926	$11,430,813

	Pool Share of Class B (20.0%)		2,286,163

	Allocated Pool		$1,543,160

60 East 42nd St. Associates L.L.C. Equity Value

	60 East 42nd St. Associates L.L.C. (Fee Owner)	Lincoln Building Associates L.L.C. (Operating Lessee)	One Grand Central Place Consolidated

Asset Value	$390,000,000	$324,000,000	$714,000,000
Plus: Excess Cash	0	0	0
Less: Supervisory Fees	(1,220,421)	(2,739,533)	(3,959,954)
Less: Unpaid Cash Overrides	0	(733,000)	(733,000)
Less: Debt	(92,614,558)	0	(92,614,558)

Amount to Allocate for Capital Transaction	$296,165,022	$320,527,467	$616,692,489

60 East 42nd St. Associates L.L.C. Waterfall

Amount to Allocate for Capital Transaction	$616,692,489

	Lincoln Building Associates L.L.C.	60 East 42nd St. Associates L.L.C.
Total Allocation	$320,527,467	$296,165,022

Lincoln Building Associates L.L.C.	$320,527,467
MH Override	32,012,747

Net to Investors	$288,514,720

60 East 42nd Street Associates L.L.C.		$296,165,022
Threshold		980,000

Net for Override		295,185,022
MH Override		29,518,502

Net to Investors		$266,646,519

One Station Place Equity Value

Asset Value	$139,000,000
Plus: Excess Cash	0
Less: Supervisory Fees	0
Less: Debt	(101,029,940)

Amount to Allocate for Capital Transaction	$37,970,060

One Station Place Waterfall

Amount to Allocate for Capital Transaction	$37,970,060

	GP	Class A LP	Class BL P
	1.000%	9.000%	90.000%

Net to Investors	$379,701	$3,417,305	$34,173,054

Westport Main Street Retail L.L.C. Equity Value

Asset Value	$5,000,000
Plus: Excess Cash	0
Less: Supervisory Fees	(76,611)
Less: Debt	0

Amount to Allocate for Capital Transaction	$4,923,389

Business Enterprise Valuation	October 5, 2011

Malkin Construction Corp.

Confidential DRAFT – For Discussion Purposes Only

The information contained herein is of a confidential nature and is intended for the exclusive use of the persons or firm to whom it is furnished by us. Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Duff & Phelps, LLC.

Enterprise Value	Malkin Construction Corp.

	Low	Mid	High

Discounted Cash Flow Analysis	$5,700,000	$6,050,000	$6,500,000
Selected Public Company Analysis	5,000,000	5,500,000	6,000,000

Enterprise Value Conclusion	$5,350,000	$5,775,000	$6,250,000

Plus: Cash and Equivalents (1)	3,312,141	3,312,141	3,312,141
Plus: Cash Surrender Value of Life Insurance (1)	0	0	0
Less: Debt (1)	0	0	0

Aggregate Equity Value	$8,662,141	$9,087,141	$9,562,141

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 2 of 7

Discounted Cash Flow Analysis	Malkin Construction Corp.

		2011E	2012P	2013P	2014P	2015P	2016P	2017P	2018P	2019P	2020P	9-Yr CAGR

Revenue		$53,566,220	$55,173,207	$56,828,403	$58,533,255	$60,289,253	$62,097,930	$63,960,868	$65,879,694	$67,856,085	$69,891,767	3.0%
Growth		40.4%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%

EBITDA		1,278,879	1,317,245	1,356,762	1,397,465	1,439,389	1,482,571	1,527,048	1,572,859	1,620,045	1,668,646	10-Yr. Avg
EBITDA Margin		2.4%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%
EBITDA Growth		78.4%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%

		7/31-12/31
Earnings Before Interest and Taxes		$767,109	$1,251,785	$1,286,219	$1,324,588	$1,364,311	$1,405,239	$1,447,396	$1,490,818	$1,535,542	$1,581,609
Pro Forma Taxes @ 39.6%		(303,890)	(495,895)	(509,536)	(524,736)	(540,472)	(556,685)	(573,386)	(590,588)	(608,305)	(626,554)

Net Operating Profit After Tax		463,219	755,890	776,684	799,853	823,839	848,554	874,010	900,230	927,237	955,054

Depreciation		184	65,460	70,543	72,877	75,078	77,332	79,652	82,041	84,503	87,038
Capital Expenditures		(58,300)	(70,924)	(73,052)	(75,244)	(77,501)	(79,826)	(82,221)	(84,687)	(87,228)	(89,845)
(Increase) Decrease in Working Capital		31,202	6,428	6,621	6,819	7,024	7,235	7,452	7,675	7,906	8,143

Free Cash Flow		$436,305	$756,854	$780,795	$804,305	$828,440	$853,294	$878,893	$905,260	$932,418	$960,390

Terminal Growth Rate		3.00%	3.00%	3.00%
Weighted Average Cost of Capital		18.00%	17.00%	16.00%

Terminal Value		$6,594,678	$7,065,727	$7,609,244

Present Value of Terminal Value		1,546,776	1,785,554	2,073,089
Present Value of Discrete Cash Flow		4,145,841	4,271,223	4,403,789

Concluded Enterprise Value Range (Rounded)		$5,700,000	$6,050,000	$6,500,000

Implied Enterprise Value Multiples

2011 EBITDA	$1,278,879	4.5x	4.7x	5.1x
2012 EBITDA	$1,317,245	4.3x	4.6x	4.9x
2011 Revenue	$53,566,220	0.11x	0.11x	0.12x

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 3 of 7

Capital Expense Reclass - Construction

		2008A	2009A	2010A	YTD 6/30/2010	YTD 6/30/2011	LTM 6/30/2011	2011E

Computer Equipment PC/Laptop		13,628	3,578	13,816	4,738	8,824	17,902	$31,500
Computer Network/Server		22,391	13,144	12,456	3,227	3,493	12,722	48,510
Furniture & Fixtures		4,794	0	0	0	105	105	1,000

Total Capital Expenses		$40,813	$16,722	$26,272	$7,965	$12,422	$30,729	$81,010

Expense Reclass @ 85.0%	85.0%	(34,691)	(14,214)	(22,331)	(6,770)	(10,559)	(26,120)	(68,859)

Capital Expenditures		34,691	14,214	22,331	6,770	10,559	26,120	68,859
Growth			(59.0%)	57.1%		56.0%
as % of Total Fees		0.1%	0.1%	0.1%	0.0%	0.0%	0.1%	0.1%

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 4 of 7

Weighted Average Cost of Capital Analysis - Malkin Construction Corp.

Levered Beta	Discount Rate Range		Sources and Considerations

Unlevered Beta	1.50	2.00	Selected Public Companies and Cost of Capital Yearbook
Debt % of Capital	30.0%	20.0%	Selected Public Companies; Cost of Capital Yearbook; Historical Levels
Equity % of Capital	70.0%	80.0%	Selected Public Companies; Cost of Capital Yearbook; Historical Levels
Tax Rate	39.6%	39.6%	Blended Federal & State Corporate Income Tax Rate

Levered Beta	1.89	2.30

Levered Cost of Equity

Risk-free Rate	4.0%	4.0%	Expected Long-Term Risk Free Rate
Levered Beta	1.89	2.30	See Above
Market Risk Premium	5.5%	5.5%	Duff & Phelps Study
Small Stock Premium	6.0%	6.0%	Duff & Phelps Cost of Capital Study; SBBI Valuation Edition 2011 Yearbook

Levered Cost of Equity	20.4%	22.7%

Cost of Debt

Cost of Long-term Debt	5.0%	5.0%	BBB Bond Rate
Tax Rate	39.6%	39.6%	Blended Federal & State Corporate Income Tax Rate

After-tax Cost of Debt	3.0%	3.0%

Weighted Average Cost of Capital (WACC)

Debt % of Capital	30.0%	20.0%
Equity % of Capital	70.0%	80.0%

Calculated WACC	15.2%	18.7%

Selected WACC Range		17.00%

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 5 of 7

Selected Public Company Analysis	Malkin Construction Corp.

Enterprise Valuation Multiples			Valuation Summary
Metric	Public Company Range	Public Company Median	Selected Multiple Range	Company Performance	Enterprise Value Range

2011 EBITDA	3.3x - 5.5x	3.8x	3.5x - 4.5x	$1,278,879	$4,476,075 - $5,754,953
2012 EBITDA	2.7x - 3.9x	3.7x	3.5x - 4.5x	$1,317,245	$4,610,357 - $5,927,602
2011 Revenue	0.14x - 0.32x	0.19x	0.10x - 0.12x	$53,566,220	$5,356,622 - $6,427,946

			Concluded Enterprise Value Range		$5,000,000 - $6,000,000

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 6 of 7

Selected Public Company Analysis

($ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA			REVENUE GROWTH				EBITDA GROWTH				EBITDA MARGIN				ENTERPRISE VALUE AS MULTIPLE OF
Company Name	Stock Price	% of 52- Wk High	Enterprise Value	3-YR CAGR	LTM	2011	2012	3-YR CAGR	LTM	2011	2012	3-YR AVG	LTM	2011	2012	LTM EBITDA	2011 EBITDA	2012 EBITDA	LTM Revenue	2011 Revenue
Bird Construction Inc. (1)	$9.89	77.9%	$289	3.8%	0.7%	7.4%	NM	4.6%	-54.4%	-36.0%	NM	8.1%	4.1%	4.2%	6.9%	NM	NM	3.7x	0.36x	0.32x
Balfour Beatty plc	4.07	72.7	2,100	12.6	-0.3	6.0	2.1	46.5	-6.0	-9.8	3.4	3.6	4.1	3.8	3.8	3.6	3.6	3.5	0.15	0.14
Churchill Corp.	13.52	65.3	425	21.0	62.7	10.2	11.3	43.2	45.1	-15.0	40.6	7.5	6.8	5.5	6.9	4.5	5.5	3.9	0.31	0.30
Kier Group plc	19.96	89.8	490	-3.1	3.3	3.3	3.9	-8.5	24.6	24.6	7.7	3.5	3.7	3.7	3.8	4.0	4.0	3.7	0.15	0.15
Tutor Perini Corporation	12.31	46.2	711	-11.6	-29.2	17.2	22.6	9.9	-19.2	7.7	20.0	5.0	5.9	5.8	5.7	4.2	3.3	2.7	0.25	0.19

Mean		70.4%	803	4.5%	7.4%	8.8%	10.0%	19.1%	-2.0%	-5.7%	18.0%	5.5%	4.9%	4.6%	5.4%	4.1x	4.1x	3.5x	0.24x	0.22x
Median		72.7%	490	3.8%	0.7%	7.4%	7.6%	9.9%	-6.0%	-9.8%	13.9%	5.0%	4.1%	4.2%	5.7%	4.1x	3.8x	3.7x	0.25x	0.19x

Malkin Construction				NA	NA	40.3%	3.0%	NA	NA	58.7%	3.0%	(0.9%)	2.0%	2.3%	2.3%

(1)	Acquired H.J. O’Connell Ltd. on 8/31/11, proforma LTM information not available for acquisition

LTM = Latest Twelve Months

CAGR = Compounded Annual Growth Rate

Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Minority Interest) - (Cash & Equivalents)

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Source: Bloomberg, Capital IQ, SEC filings

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 7 of 7

Business Enterprise Valuation	October 5, 2011

Malkin Holdings LLC

Confidential DRAFT – For Discussion Purposes Only

The information contained herein is of a confidential nature and is intended for the exclusive use of the persons or firm to whom it is furnished by us. Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Duff & Phelps, LLC.

Enterprise Value	Malkin Holdings LLC (Formerly Wien & Malkin LLC)

	Low	Mid	High

Enterprise Value

Discounted Cash Flow Analysis	$4,250,000	$4,500,000	$5,000,000
NPV of Voluntary Reimbursements	3,150,000	3,225,000	3,300,000

Enterprise Value Conclusion	$7,400,000	$7,725,000	$8,300,000

Plus: Cash and Equivalents (1)	3,158,180	3,158,180	3,158,180
Plus: Malkin Portfolio Plan Advance	3,985,952	3,985,952	3,985,952
Plus: Unpaid Cash Overrides	1,689,000	1,689,000	1,689,000
Less: Debt (1)	0	0	0

Aggregate Equity Value	$16,233,133	$16,558,133	$17,133,133

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 1 of 5

Discounted Cash Flow Analysis	Malkin Holdings LLC (Formerly Wien & Malkin LLC)

	LTM	2011E	2012P	2013P	2014P	2015P	2016P	2017P	2018P	2019P	2020P	CAGR

Revenue	$7,819,662	$9,250,925	$8,462,634	$9,009,344	$9,131,748	$9,698,554	$9,581,727	$10,493,723	$10,612,224	$10,638,720	$11,056,716	8.1%
Growth	NA	82.0%	(8.5%)	6.5%	1.4%	6.2%	(1.2%)	9.5%	1.1%	0.2%	3.9%

EBITDA	(965,707)	956,046	819,098	1,159,654	1,069,720	1,417,817	1,177,106	1,368,343	1,238,334	1,009,207	1,164,254	NM
EBITDA Margin	(12.3%)	10.3%	9.7%	12.9%	11.7%	14.6%	12.3%	13.0%	11.7%	9.5%	10.5%

		7/31-12/31

Earnings Before Interest and Taxes		$92,432	$585,984	$919,152	$821,726	$1,162,190	$913,675	$1,096,914	$958,697	$721,134	$867,506
Pro Forma Taxes @ 39.6%		(36,617)	(232,137)	(364,122)	(325,527)	(460,402)	(361,953)	(434,543)	(379,788)	(285,677)	(343,662)

Net Operating Profit After Tax		55,815	353,846	555,030	496,199	701,789	551,723	662,372	578,909	435,457	523,843

Depreciation		112,888	233,114	240,502	247,993	255,627	263,431	271,428	279,638	288,073	296,748
Capital Expenditures		(173,246)	(257,741)	(265,473)	(273,437)	(281,640)	(290,090)	(298,792)	(307,756)	(316,989)	(326,498)
(Increase) Decrease in Working Capital		(31,813)	7,883	(5,467)	(1,224)	(5,668)	1,168	(9,120)	(1,185)	(265)	(4,180)

Free Cash Flow		($36,355)	$337,102	$524,592	$469,531	$670,107	$526,232	$625,888	$549,606	$406,276	$489,913

Terminal Growth Rate		3.0%	3.0%	3.0%
Weighted Average Cost of Capital		13.5%	12.5%	11.5%

Terminal Value		$4,805,812	$5,311,687	$5,936,591

Present Value of Terminal Value		1,586,354	1,894,549	2,289,553
Present Value of Discrete Cash Flow		2,576,224	2,673,467	2,776,495

Concluded Enterprise Value Range		$4,250,000	$4,500,000	$5,000,000

Implied Enterprise Value Multiples

2011 EBITDA	$956,046	4.4x	4.7x	5.2x
2012 EBITDA	$819,098	5.2x	5.5x	6.1x
2011 Revenue	$9,250,925	0.46x	0.49x	0.54x

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 2 of 5

NPV of Voluntary Reimbursements

	YTD 6/30/2011	2011E	2012P	2013P	2014P	2015P	2016P

Voluntary Reimbursements and Other	$5,050,583	$5,068,379	$345,186	$2,517,763	$2,417,587	$1,696,999	$202,898
Growth			(93.2%)	629.4%	(4.0%)	(29.8%)	(88.0%)

		7/31-12/31
Voluntary Reimbursements and Other		17,796	345,186	2,517,763	2,417,587	1,696,999	202,898
Pro Forma Taxes @ 39.6%		(7,050)	(136,745)	(997,412)	(957,727)	(672,266)	(80,378)

After-Tax Cash Flow		10,746	208,440	1,520,351	1,459,860	1,024,733	122,520

Weighted Average Cost of Capital		13.5%	12.5%	11.5%

NPV of Voluntary Reimbursements (Rounded)		$3,150,000	$3,225,000	$3,300,000

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 3 of 5

Capital Expense Reclass

	2008A	2009A	2010A	YTD 6/30/2010	YTD 6/30/2011	LTM 6/30/2011	2011E	2012P

Total Revenue	$7,674,236	$5,806,650	$5,084,138	$2,357,469	$5,092,993	$7,819,662	$9,250,925	$8,462,634

Expensed Capital Expenditures
Repairs & Maintenance	$118,912	$12,220	$71,661	$42,052	$41,275	$70,884	$85,842	$88,417
Purchase Software and Supplies	22,555	40,468	11,065	20,638	27,150	17,577	69,064	71,136
Purchase Hardware	0	25,062	(0)	2,061	2,953	892	92,534	95,310
Maintenance / Services	83,890	68,839	45,586	23,484	19,197	41,298	46,953	48,362

Total Capital Expenses	$225,357	$146,589	$128,312	$88,234	$90,574	$130,652	$294,393	$303,225

Expense Reclass @ 85.0%	(191,554)	(124,601)	(109,065)	(74,999)	(76,988)	(111,054)	(250,234)	(257,741)

Capital Expenditures	191,554	124,601	109,065	74,999	76,988	111,054	250, 234	257,741
Growth		(35.0%)	(12.5%)		2.7%		129.4%	3.0%
as % of Total Revenue	2.5%	2.1%	2.1%	3.2%	1.5%	1.4%	2.7%	3.0%

	2013P	2014P	2015P	2016P	2017P	2018P	2019P	2020P

Total Revenue	$9,009,344	$9,131,748	$9,698,554	$9,581,727	$10,493,723	$10,612,224	$10,638,720	$11,056,716

Expensed Capital Expenditures
Repairs & Maintenance	$91,069	$93,801	$96,616	$99,514	$102,499	$105,574	$108,742	$112,004
Purchase Software and Supplies	73,270	75,468	77,732	80,064	82,466	84,940	87,488	90,113
Purchase Hardware	98,169	101,114	104,148	107,272	110,490	113,805	117,219	120,736
Maintenance / Services	49,813	51,307	52,846	54,432	56,065	57,746	59,479	61,263

Total Capital Expenses	$312,321	$321,691	$331,342	$341,282	$351,520	$362,066	$372,928	$384,116

Expense Reclass @ 85.0%	(265,473)	(273,437)	(281,640)	(290,090)	(298,792)	(307,756)	(316,989)	(326,498)

Capital Expenditures	265,473	273,437	281,640	290,090	298,792	307,756	316,989	326,498
Growth	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%
as % of Total Revenue	2.9%	3.0%	2.9%	3.0%	2.8%	2.9%	3.0%	3.0%

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 4 of 5

Weighted Average Cost of Capital Analysis - Malkin Holdings LLC (Formerly Wien & Malkin LLC)

Levered Beta	Discount Rate Range		Sources and Considerations

Unlevered Beta	0.65	0.75	Selected Public Companies and Cost of Capital Yearbook
Debt % of Capital	20.0%	10.0%	Selected Public Companies; Cost of Capital Yearbook; Historical Levels
Equity % of Capital	80.0%	90.0%	Selected Public Companies; Cost of Capital Yearbook; Historical Levels
Tax Rate	39.6%	39.6%	Blended Federal & State Corporate Income Tax Rate

Levered Beta	0.75	0.80

Levered Cost of Equity

Risk-free Rate	4.0%	4.0%	Expected Long-Term Risk Free Rate
Levered Beta	0.75	0.80	See Above
Market Risk Premium	5.5%	5.5%	Duff & Phelps Study
Small Stock Premium	6.0%	6.0%	Duff & Phelps Cost of Capital Study; SBBI Valuation Edition 2011 Yearbook

Levered Cost of Equity	14.1%	14.4%

Cost of Debt

Cost of Long-term Debt	5.0%	5.0%	BBB Bond Rate
Tax Rate	39.6%	39.6%	Blended Federal & State Corporate Income Tax Rate

After-tax Cost of Debt	3.0%	3.0%

Weighted Average Cost of Capital (WACC)

Debt % of Capital	20.0%	10.0%
Equity % of Capital	80.0%	90.0%

Calculated WACC	11.9%	13.3%

Selected WACC Range		12.50%

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 5 of 5

Business Enterprise Valuation	October 5, 2011
Malkin Properties, L.L.C.
Malkin Properties of New York, L.L.C.
Malkin Properties of Connecticut, L.L.C.

Confidential DRAFT – For Discussion Purposes Only

The information contained herein is of a confidential nature and is intended for the exclusive use of the persons or firm to whom it is furnished by us.

Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Duff & Phelps, LLC.

Enterprise Value	Malkin Properties - MP, MCT, MNY

	Low	Mid	High

Enterprise Value Conclusion	$4,150,000	$4,400,000	$4,650,000

Plus: Cash and Equivalents (1)	1,217,106	1,217,106	1,217,106
Plus: Cash Surrender Value of Life Insurance (1)	1,325,955	1,325,955	1,325,955
Less: Debt (1)	0	0	0

Aggregate Equity Value	$6,693,061	$6,943,061	$7,193,061

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 1 of 6

Discounted Cash Flow Analysis	Malkin Properties - MP, MCT, MNY

		2011E	2012P	2013P	2014P	2015P	2016P	2017P	2018P	2019P	2020P	10-Yr CAGR

Revenue		$6,046,805	$5,932,825	$6,356,710	$6,265,711	$5,657,604	$6,507,218	$10,353,011	$5,810,629	$6,043,934	$7,023,038	2.9%
Growth		NA	(1.9%)	7.1%	(1.4%)	(9.7%)	15.0%	59.1%	(43.9%)	4.0%	16.2%

EBITDA		1,378,192	894,148	1,175,725	938,148	179,065	944,046	4,407,881	(302,750)	(243,522)	556,448	10-Yr Avg
EBITDA Margin		22.8%	15.1%	18.5%	15.0%	3.2%	14.5%	42.6%	(5.2%)	(4.0%)	7.9%	13.0%
EBITDA Growth		NA	(35.1%)	31.5%	(20.2%)	(80.9%)	427.2%	366.9%	(106.9%)	(19.6%)	(328.5%)

		7/31-12/31										Terminal
Earnings Before Interest and Taxes		$1,813,644	$859,629	$1,125,908	$876,140	$107,174	$863,982	$4,320,902	($395,722)	($341,822)	$453,296	$981,581
Pro Forma Taxes @ 39.6%		(718,475)	(340,542)	(446,028)	(347,083)	(42,457)	(342,267)	(1,711,725)	156,765	135,413	(179,573)	(388,853)

Net Operating Profit After Tax		1,095,169	519,087	679,880	529,057	64,717	521,716	2,609,177	(238,957)	(206,409)	273,723	592,728

Depreciation		7,526	34,519	49,817	62,008	71,891	80,064	86,979	92,972	98,300	103,153	(109,762)
Capital Expenditures		(85,721)	(95,710)	(98,581)	(101,538)	(104,585)	(107,722)	(110,954)	(114,282)	(117,711)	(121,242)	(115,539)
(Increase) Decrease in Working Capital		(15,908)	22,221	(87,385)	(97,764)	(86,737)	(55,240)	(86,961)	(84,457)	(37,610)	(111,328)	(85,290)

Free Cash Flow		$1,001,066	$480,118	$543,731	$391,762	($54,714)	$438,818	$2,498,240	($344,724)	($263,430)	$144,305	$282,135

Terminal Growth Rate		3.00%	3.00%	3.00%
Weighted Average Cost of Capital		13.50%	12.50%	11.50%

Terminal Value		$2,687,003	$2,969,846	$3,319,239

Present Value of Terminal Value		780,634	940,651	1,147,053
Present Value of Discrete Cash Flow		3,360,401	3,437,068	3,517,715

Concluded Enterprise Value Range (Rounded)		$4,150,000	$4,400,000	$4,650,000
Implied Enterprise Value Multiples
2011 EBITDA	$1,378,192	3.0x	3.2x	3.4x
2012 EBITDA	$894,148	4.6x	4.9x	5.2x
2011 Revenue	$6,046,805	0.69x	0.73x	0.77x

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 2 of 6

Fee Breakdown

	2008E	2009E	2010E	YTD 6/30/2010	YTD 6/30/2011	LTM 6/30/2011	2011E	2012P

Management Fees	$2,974,288	$3,172,130	$3,015,111	$1,516,469	$1,570,801	$3,069,443	$3,091,619	$3,060,642
Leasing Fees	996,245	681,135	1,232,404	371,901	108,076	968,579	1,201,583	1,239,343
Financing Fees	0	76,700	650,000	650,000	0	0	0	75,288
Other Fees	735,696	339,519	358,714	106,297	215,123	467,540	955,281	735,281

Total Fees	$4,706,229	$4,269,484	$5,256,229	$2,644,667	$1,894,000	$4,505,562	$5,248,483	$5,110,553

Management Fee Growth		6.7%	(4.9%)		3.6%		2.5%	(1.0%)
Leasing Fee Growth		(31.6%)	80.9%		(70.9%)		(2.5%)	3.1%
Financing Fee Growth		NA	747.5%		(100.0%)		(100.0%)	NA
Other Fee Growth		(53.9%)	5.7%		102.4%		166.3%	(23.0%)

Total Fee Growth		(9.3%)	23.1%		(28.4%)		NA	(2.6%)

Leasing Fees as % of Management Fees	33.5%	21.5%	40.9%	24.5%	6.9%	31.6%	38.9%	40.5%
Financing Fees as % of Management Fees	0.0%	2.4%	21.6%	42.9%	0.0%	0.0%	0.0%	2.5%
Other Fees as % of Management Fees	24.7%	10.7%	11.9%	7.0%	13.7%	15.2%	30.9%	24.0%

Fee Proportion
Management Fees	63.2%	74.3%	57.4%	57.3%	82.9%	68.1%	58.9%	59.9%
Leasing Fees	21.2%	16.0%	23.4%	14.1%	5.7%	21.5%	22.9%	24.3%
Financing Fees	0.0%	1.8%	12.4%	24.6%	0.0%	0.0%	0.0%	1.5%
Other Fees	15.6%	8.0%	6.8%	4.0%	11.4%	10.4%	18.2%	14.4%

Total Fees	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	2013P	2014P	2015P	2016P	2017P	2018P	2019P	2020P

Management Fees	$3,182,459	$3,318,746	$3,439,660	$3,516,666	$3,637,892	$3,755,628	$3,808,057	$3,963,251
Leasing Fees	1,429,324	860,586	254,496	327,996	569,074	367,885	334,231	727,241
Financing Fees	102,707	136,250	359,649	1,031,801	4,190,500	0	85,075	161,879
Other Fees	795,281	1,077,781	705,281	705,281	1,002,306	705,281	805,281	1,129,038

Total Fees	$5,509,771	$5,393,363	$4,759,085	$5,581,744	$9,399,772	$4,828,794	$5,032,643	$5,981,409

Management Fee Growth	4.0%	4.3%	3.6%	2.2%	3.4%	3.2%	1.4%	4.1%
Leasing Fee Growth	15.3%	(39.8%)	(70.4%)	28.9%	73.5%	(35.4%)	(9.1%)	117.6%
Financing Fee Growth	36.4%	32.7%	164.0%	186.9%	306.1%	(100.0%)	NA	90.3%
Other Fee Growth	8.2%	35.5%	(34.6%)	0.0%	42.1%	(29.6%)	14.2%	40.2%

Total Fee Growth	7.8%	(2.1%)	(11.8%)	17.3%	68.4%	(48.6%)	4.2%	18.9%

Leasing Fees as % of Management Fees	44.9%	25.9%	7.4%	9.3%	15.6%	9.8%	8.8%	18.3%
Financing Fees as % of Management Fees	3.2%	4.1%	10.5%	29.3%	115.2%	0.0%	2.2%	4.1%
Other Fees as % of Management Fees	25.0%	32.5%	20.5%	20.1%	27.6%	18.8%	21.1%	28.5%

Fee Proportion
Management Fees	57.8%	61.5%	72.3%	63.0%	38.7%	77.8%	75.7%	66.3%
Leasing Fees	25.9%	16.0%	5.3%	5.9%	6.1%	7.6%	6.6%	12.2%
Financing Fees	1.9%	2.5%	7.6%	18.5%	44.6%	0.0%	1.7%	2.7%
Other Fees	14.4%	20.0%	14.8%	12.6%	10.7%	14.6%	16.0%	18.9%

Total Fees	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 3 of 6

Normalized Terminal Free Cash Flow

Management Fees	$4,082,149
Leasing Fees (1)	896,004
Financing Fees (2)	698,447
Other Fees (3)	1,016,101

Total Revenue	6,692,700

Expenses (4)	(5,820,882)

EBITDA	871,818

Depreciation	109,762

EBIT	981,581

Taxes	(388,853)

NOPAT	592,728
Depreciation	(109,762)
Capital Expenditures	(115,539)
Change in New Working Capital	(85,290)

Free Cash Flow	$282,135

(1)	Normalized based on the 10-yr average leasing fees as a % of management fees (21.9%).
(2)	Normalized based on the 10-yr average financing fees as a % of management fees (17.1%).
(3)	Normalized based on the 10-yr average other fees as a % of management fees (24.9%).
(4)	Normalized based on the 10-yr average expenses as % of total revenue (85.9%).

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 4 of 6

Capital Expense Reclass - Properties

		2008A	2009A	2010A	YTD 6/30/2010	YTD 6/30/2011	LTM 6/30/2011	2011E	2012E

Computer Equipment PC/Laptop		$2,440	$1,396	$3,552	$2,516	$184	$1,220	$46,183	$47,568
Computer Network/Server		157	472	550	3,318	3,662	894	14,866	15,312
Furniture & Fixtures		795	0	2,194	653	4,626	6,167	48,271	49,719

Total Capital Expenses		$3,392	$1,868	$6,296	$6,487	$8,472	$8,281	$109,320	$112,600

Expense Reclass @ 85.0%	85.0%	(2,883)	(1,588)	(5,352)	(5,514)	(7,201)	(7,039)	(92,922)	(95,710)

Capital Expenditures		2,883	1,588	5,352	5,514	7,201	7,039	92,922	95,710
Growth			(44.9%)	237.0%		30.6%		1,636.3%	3.0%
as % of Total Fees		0.1%	0.0%	0.1%	0.2%	0.4%	0.2%	1.8%	1.9%

	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E

Computer Equipment PC/Laptop	$48,996	$50,465	$51,979	$53,539	$55,145	$56,799	$58,503	$60,258
Computer Network/Server	15,771	16,244	16,732	17,234	17,751	18,283	18,832	19,397
Furniture & Fixtures	51,211	52,747	54,329	55,959	57,638	59,367	61,148	62,983

Total Capital Expenses	$115,978	$119,457	$123,041	$126,732	$130,534	$134,450	$138,483	$142,638

Expense Reclass @ 85.0%	(98,581)	(101,538)	(104,585)	(107,722)	(110,954)	(114,282)	(117,711)	(121,242)

Capital Expenditures	98,581	101,538	104,585	107,722	110,954	114,282	117,711	121,242
Growth	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%
as % of Total Fees	1.8%	1.9%	2.2%	1.9%	1.2%	2.4%	2.3%	2.0%

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 5 of 6

Weighted Average Cost of Capital Analysis - Malkin Properties - MP, MCT, MNY

Levered Beta	Discount Rate Range		Sources and Considerations

Unlevered Beta	0.65	0.75	Selected Public Companies and Cost of Capital Yearbook
Debt % of Capital	20.0%	10.0%	Selected Public Companies; Cost of Capital Yearbook; Historical Levels
Equity % of Capital	80.0%	90.0%	Selected Public Companies; Cost of Capital Yearbook; Historical Levels
Tax Rate	39.6%	39.6%	Blended Federal & State Corporate Income Tax Rate

Levered Beta	0.75	0.80

Levered Cost of Equity

Risk-free Rate	4.0%	4.0%	Expected Long-Term Risk Free Rate
Levered Beta	0.75	0.80	See Above
Market Risk Premium	5.5%	5.5%	Duff & Phelps Study
Small Stock Premium	6.0%	6.0%	Duff & Phelps Cost of Capital Study; SBBI Valuation Edition 2011 Yearbook

Levered Cost of Equity	14.1%	14.4%

Cost of Debt

Cost of Long-term Debt	5.0%	5.0%	BBB Bond Rate
Tax Rate	39.6%	39.6%	Blended Federal & State Corporate Income Tax Rate

After-tax Cost of Debt	3.0%	3.0%

Weighted Average Cost of Capital (WACC)

Debt % of Capital	20.0%	10.0%
Equity % of Capital	80.0%	90.0%

Calculated WACC	11.9%	13.3%

Selected WACC Range		12.50%

CONFIDENTIAL DRAFT - For Discussion Purposes Only	Page 6 of 6